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                                                                       EX-11.A.1

                  FINANCIAL INVESTORS VARIABLE INSURANCE TRUST

         CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND PRINCIPAL FINANCIAL
                                    OFFICERS


I.      PURPOSE OF THE CODE

        The Financial Investors Variable Insurance Trust (the "Trust") code of ethics (this "Code") is intended to serve as the code of ethics described in
Section 406 of The Sarbanes-Oxley Act of 2002 and Item 2 of Form N-CSR. This Code shall be the sole code of ethics adopted by the Trust for purposes of
Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Trust, the Trust's adviser(s), co-adviser(s), sub-adviser(s), principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers, as defined herein, who are subject to this Code, such policies and procedures are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Trust's and its investment adviser's, co-adviser's, sub-adviser's, and principal underwriter's codes of ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") are separate requirements applying to the Covered Officers and others, and are not part of this Code.

        All Covered Officers must become familiar and fully comply with this Code. Because this Code cannot and does not cover every applicable law or provide answers to all questions that might arise, all Covered Officers are expected to use common sense about what is right and wrong, including a sense of when it is proper to seek guidance from others on the appropriate course of conduct.

        The purpose of this Code is to set standards for the Covered Officers that are reasonably designed to deter wrongdoing and to promote:

        - honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

        - full, fair, accurate, timely, and understandable disclosure in reports and documents that the Trust files with, or submits to, the Securities and Exchange Commission (the "SEC") and in any other public communications by the Trust;

        - compliance with applicable governmental laws, rules and regulations;

        - the prompt internal reporting of violations of the Code to the appropriate persons as set forth in the Code; and

        -    accountability for adherence to the Code.

II.     COVERED PERSONS

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        This Code applies to the Trust's principal executive officers and principal financial officers, principal accounting officer or controller or any persons performing similar functions on behalf of the Trust (the "Covered Officers"). Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest. Covered Officers are expected to act in accordance with the standards set forth in this Code.

III.    HONEST AND ETHICAL CONDUCT

        A.   HONESTY, DILIGENCE AND PROFESSIONAL RESPONSIBILITY

        Covered Officers are expected to observe both the letter and the spirit of the ethical principles contained in this Code. Covered Officers must perform their duties and responsibilities for the Trust:

        - with honesty, diligence, and a commitment to professional and ethical responsibility;

        -    carefully, thoroughly and in a timely manner; and

        -    in conformity with applicable professional and technical standards.

        Covered Officers who are certified public accountants are expected to carry out their duties and responsibilities in a manner consistent with the principles governing the accounting profession, including any guidelines or principles issued by the Public Company Accounting Oversight Board or the American Institute of Certified Public Accountants from time to time.

        B.   OBJECTIVITY/AVOIDANCE OF UNDISCLOSED CONFLICTS OF INTEREST

        Covered Officers are expected to maintain objectivity and avoid undisclosed conflicts of interest. In the performance of their duties and responsibilities for the Trust, Covered Officers must not subordinate their judgment to personal gain and advantage, or be unduly influenced by their own interests or by the interests of others. Covered Officers must avoid participation in any activity or relationship that constitutes a conflict of interest unless that conflict has been completely disclosed to affected parties and waived by the Trustees on behalf of the Trust. Further, Covered Officers should avoid participation in any activity or relationship that could create the appearance of an undisclosed conflict of interest.

        A conflict of interest would generally arise if, for instance, a Covered Officer directly or indirectly participates in any investment, interest, association, activity or relationship that may impair or appear to impair the Covered Officer's objectivity or interfere with the interests of, or the Covered Officer's service to, the Trust.

        Any Covered Officer who may be involved in a situation or activity that might be a conflict of interest or give the appearance of a conflict of interest must report such situation or activity using the reporting procedures set forth in Section VI (Reporting and Accountability).

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        Each Covered Officer must not:

        - use his or her personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Trust whereby the Covered Officer would benefit personally to the detriment of the Trust;

        - cause the Trust to take action, or fail to take actions, for the individual personal benefit of the Covered Officer rather than the benefit of the Trust; or

        - use material non-public knowledge of portfolio transactions made or contemplated for the Trust to trade personally or cause others to trade personally in contemplation of the market effect of such transactions.

        Each Covered Officer is responsible for his or her compliance with this conflict of interest policy.

        C.   PREPARATION OF FINANCIAL STATEMENTS

        Covered Officers must not knowingly make any misrepresentations regarding the Trust's financial statements or any facts in the preparation of the Trust's financial statements, and must comply with all applicable laws, standards, principles, guidelines, rules and regulations in the preparation of the Trust's financial statements. This section is intended to prohibit:

        - making, or permitting or directing another to make, materially false or misleading entries in the Trust's financial statements or records;

        - failing to correct the Trust's financial statements or records that are materially false or misleading when he or she has the authority to record an entry; and

        - signing, or permitting or directing another to sign, a document containing materially false or misleading financial information.

        Covered Officers must be scrupulous in their application of generally accepted accounting principles. No Covered Officer may (i) express an opinion or state affirmatively that the financial statements or other financial data of the Trust are presented in conformity with generally accepted accounting principles, or (ii) state that he or she is not aware of any material modifications that should be made to such statements or data in order for them to be in conformity with generally accepted accounting principles, if in either case such Covered Officer knows or should know that such statements or data contain any departure from generally accepted accounting principles then in effect in the United States.

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        Covered Officers must follow the laws, standards, principles, guidelines, rules and regulations established by all applicable governmental bodies, commissions or other regulatory agencies in the preparation of financial statements, records and related information. If a Covered Officer prepares financial statements, records or related information for purposes of reporting to such bodies, commissions or regulatory agencies, the Covered Officer must follow the requirements of such organizations in addition to generally accepted accounting principles.

        If a Covered Officer and his or her supervisor have a disagreement or dispute relating to the preparation of financial statements or the recording of transactions, the Covered Officer should take the following steps to ensure that the situation does not constitute an impermissible subordination of judgment:

        - The Covered Officer should consider whether (i) the entry or the failure to record a transaction in the records, or (ii) the financial statement presentation or the nature or omission of disclosure in the financial statements, as proposed by the supervisor, represents the use of an acceptable alternative and does not materially misrepresent the facts or result in an omission of a material fact. If, after appropriate research or consultation, the Covered Officer concludes that the matter has authoritative support and/or does not result in a material misrepresentation, the Covered Officer need do nothing further.

        - If the Covered Officer concludes that the financial statements or records could be materially misstated as a result of the supervisor's determination, the Covered Officer should follow the reporting procedures set forth in Section VI (Reporting and Accountability).

        D.   OBLIGATIONS IN DEALING WITH THE INDEPENDENT AUDITOR OF THE TRUST

        In dealing with the Trust's independent auditor, Covered Officers must be candid and not knowingly misrepresent facts or knowingly fail to disclose material facts, and must respond to specific inquiries and requests by the Trust's independent auditor.

        Covered Officers must not take any action, or direct any person to take any action, to fraudulently influence, coerce, manipulate or mislead the Trust's independent auditor in the performance of an audit of the Trust's financial statements for the purpose of rendering such financial statements materially misleading.

IV.     FULL, FAIR, ACCURATE, TIMELY AND UNDERSTANDABLE DISCLOSURE

        The Trust's policy is to provide full, fair, accurate, timely, and understandable disclosure in reports and documents that the Trust files with, or submits to, the SEC and in any other public communications by the Trust. The Trust has designed and implemented Disclosure Controls and Procedures to carry out this policy.

        Covered Officers are expected to familiarize themselves with the disclosure requirements generally applicable to the Trust, and to use their best efforts to promote, facilitate, and prepare

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full, fair, accurate, timely, and understandable disclosure in all reports and documents that the Trust files with, or submits to, the SEC and in any other public communications by the Trust.

        Covered Officers must review the Trust's Disclosure Controls and Procedures to ensure they are aware of and carry out their duties and responsibilities in accordance with the Disclosure Controls and Procedures and the disclosure obligations of the Trust. Covered Officers are responsible for monitoring the integrity and effectiveness of the Trust's Disclosure Controls and Procedures.

V.      COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS

        Covered Officers are expected to know, respect and comply with all laws, rules and regulations applicable to the conduct of the Trust's business. If a Covered Officer is in doubt about the legality or propriety of an action, business practice or policy, the Covered Officer should seek advice from the Covered Officer's supervisor or the Trust's legal counsel.

        In the performance of their work, Covered Officers must not knowingly be a party to any illegal activity or engage in acts that are discreditable to the Trust.

        Covered Officers are expected to promote the Trust's compliance with applicable laws, rules and regulations. To promote such compliance, Covered Officers may establish and maintain mechanisms to educate employees carrying out the finance and compliance functions of the Trust about any applicable laws, rules or regulations that affect the operation of the finance and compliance functions and the Trust generally.

VI.     REPORTING AND ACCOUNTABILITY

        All Covered Officers will be held accountable for adherence to this Code. Each Covered Officer must, upon the Trust's adoption of this Code (or thereafter as applicable, upon becoming a Covered Officer or upon the effectiveness of an amendment to the Code as set forth in Section IX (Amendment)), affirm in writing to the Board that he/she has received, read, and understands this Code by signing the Acknowledgement Form attached hereto as Appendix A. Thereafter, each Covered Officer, on an annual basis, must affirm to the Board that he/she has complied with the requirements of this Code.

        Covered Officers may not retaliate against any other Covered Officer of the Trust or their affiliated persons for reports of potential violations that are made in good faith.

        The Trust will follow these procedures in investigating and enforcing this Code:

        A. Any Covered Officer who knows of any violation of this Code or who questions whether a situation, activity or practice is acceptable must immediately report such practice to the Trust's Chief Legal Officer. The Chief Legal Officer shall take appropriate action to investigate any reported potential violations. If, after such investigation, the Chief Legal Officer believes that no violation has occurred, the Chief Legal Officer is not required to take any further action. Any

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             matter that the Chief Legal Officer believes is a violation will be reported to the Chairman of the Board of Trustees. The Chief Legal Officer shall respond to the Covered Officer within a reasonable period of time.

        B. If the Covered Officer is not satisfied with the response of the Chief Legal Officer, the Covered Officer shall report the matter to the Chairman of the Board of Trustees. If the Chairman is unavailable, the Covered Officer may report the matter to any other member of the Board of Trustees. The person receiving the report shall consider the matter, refer it to the full Board of Trustees if he or she deems appropriate, and respond to the Covered Officer within a reasonable amount of time. If the Board of Trustees concurs that a violation has occurred, it will consider appropriate action, which may include review of and appropriate modifications to applicable policies and procedures or notification to appropriate personnel of the investment adviser or its board.

        C. If the Board of Trustees determines that a Covered Officer violated this Code, failed to report a known or suspected violation of this Code, or provided intentionally false or malicious information in connection with an alleged violation of this Code, the Board of Trustees may take disciplinary action against any such Covered Officer to the extent the Board of Trustees deems appropriate. No Covered Officer will be disciplined for reporting a concern in good faith.

        To the extent possible and as allowed by law, reports will be treated as confidential. The Trust may report violations of the law to the appropriate authorities.

VII.    DISCLOSURE OF THIS CODE

        This Code, and any applicable waivers under Section VIII (Waivers) or amendments under Section IX (Amendments), shall be disclosed to the public by at least one of the following methods in the manner prescribed by the SEC, and as otherwise required by law:

        - Filing a copy of this Code as an exhibit to the Trust's annual report on Form N-CSR;

        - Posting the text of this Code on the Trust's Internet website and disclosing, in its most recent report on Form N-CSR, its Internet address and the fact that it has posted this Code on its Internet website; or

        - Providing an undertaking in the Trust's most recent report on Form N-CSR to provide a copy of this Code to any person without charge upon request, and explaining the manner in which such a request may be made.

VIII.   WAIVERS

        Any waiver of this Code, including an implicit waiver, granted to a Covered Officer may be made only by the Board of Trustees or a committee of the Board to which such responsibility

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has been delegated, and must be disclosed by the Trust in the manner prescribed by law and as set forth above in Section VII (Disclosure of this Code).

IX.     AMENDMENTS

        This Code may be amended by the affirmative vote of a majority of the Board of Trustees, including a majority of the independent Trustees. Any amendment of this Code must be disclosed by the Trust in the manner prescribed by law and as set forth above in Section VII (Disclosure of this Code), unless such amendment is deemed to be technical, administrative, or otherwise non-substantive. Any amendments to this Code will be provided to the Covered Officers promptly upon adoption, as well as a new Acknowledgment Form.

X.      CONFIDENTIALITY

        All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Board of Trustees of the Trust, the Chief Legal Officer of the Trust, the legal counsel to the Trust, legal counsel to the independent trustees and such other persons as a majority of the Board of Trustees, including a majority of the independent Trustees, shall determine to be appropriate.

Approved by the Board of Trustees on ______________, 2003.

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                                   APPENDIX A

                  FINANCIAL INVESTORS VARIABLE INSURANCE TRUST

Certification and Acknowledgment of Receipt of Code of Ethics for Principal Executive Officers and Principal Financial Officers

I acknowledge and certify that I have received a copy of Financial Investors Variable Insurance Trust's Code of Ethics for Principal Executive Officers and Principal Financial Officers (the "Code"). I understand and agree that it is my responsibility to read and familiarize myself with the policies and procedures contained in the Code and to abide by those policies and procedures.

I acknowledge and certify that I have read and understand the Code.



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Officer Name (Please Print)                 Officer Signature


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